UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

April 5, 2023

Date of Report (Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Fifth Avenue, Suite M289, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Capital Market

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 4, 2022, Cinedigm Corp., a Delaware corporation (the "Company") received a notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC ("Nasdaq") indicating that, based upon the closing bid price of the Company's Class A common stock (the "Common Stock") for 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5450(a)(1) (the "Bid Price Rule"). In accordance with the Nasdaq Listing Rules, the Company was afforded 180 calendar days, or until October 3, 2022, to regain compliance with the Bid Price Rule, during which time it would be required to maintain a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. On October 4, 2022, Nasdaq approved an additional 180 calendar day compliance period, until April 3, 2023.

The Company was unable to regain compliance with the Bid Price Rule by April 3, 2023. Accordingly, on April 5, 2023, the Company received a letter from Nasdaq notifying it that the Company's Class A common stock would be subject to delisting from The Nasdaq Stock Market unless the Company timely requested a hearing before a Nasdaq Listing Qualifications Panel (the "Panel").

Based on the foregoing, the Company intends to timely request a hearing before the Panel at which it will present its plan of compliance and request a further extension of time. The Panel has the discretion to grant the Company up to an additional 180 calendar days from April 5, 2023 to regain compliance. This request will automatically stay any delisting or suspension action pending the issuance of a final decision by the Panel and the expiration of any further extension granted by the Panel.

There can be no assurance that the Panel will ultimately grant an extension of the compliance period. However, the Company is in the process of taking steps to regain compliance with the Bid Price Rule, including seeking stockholder approval to effect, and effecting, a reverse stock split if it becomes clear that the continued listing of the Class A common stock cannot otherwise be assured, and implementing a stock repurchase program in connection therewith.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 11, 2023

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Chief Operating Officer, General Counsel & Secretary